EXHIBIT 23.3
                                                                    ------------



                        CONSENT OF INDEPENDENT REGISTERED
                             PUBLIC ACCOUNTING FIRM


The Board of Directors
Riverside Forest Products Limited


         We consent to the use of our audit report dated October 16, 2003, except as to note 14 which is as of February 1, 2004 and note 15 which is as of March 31, 2004, on the consolidated balance sheets of Riverside Forest Products Limited as at September 30, 2003 and 2002 and the consolidated statements of operations and retained earnings and cash flows for each of the years in the three-year period ended September 30, 2003 included herein and to the reference to our firm under the heading "Experts" in the Prospectus. Our report includes additional comments for U.S. readers on a change in accounting for foreign currency translation.



                                              /s/ KPMG LLP
                                              ----------------------------------
                                              Chartered Accountants


Kelowna, Canada
June 18, 2004